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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

          ____________________________________________________________

                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event report) September 5, 2003

                          PRIMEDEX HEALTH SYSTEMS, INC.
--------------------------------------------------------------------------------
             [Exact Name or Registrant as specified in its Charter]


          New York                    0-19019                     13-3326724
          --------                    -------                     ----------
[State or other jurisdiction   [Commission File No.]            [IRS Employer
     of incorporation]                                       Identification No.]

             1510 Cotner Avenue, Los Angeles, California 90025-3303
             ------------------------------------------------------
               [Address of principal executive officers; ZIP Code]



         Registrant's Telephone No., including Area Code: (310)478-2800



       ___________________________________________________________________
                  Former address, if changed since last report





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Item 5. Other Events and Regulation FD Disclosure
        -----------------------------------------


         In connection with Registrant's default in its obligation to redeem the $16.3 million in its outstanding 10% convertible subordinated debentures due June 30, 2003, Registrant requested debenture holders to consent to the extension of the debenture for an additional five years through June 30, 2008, in return for which Registrant agreed to (i) increase the annual interest rate to 11.5%; (ii) reduce the conversion rate to $2.50; and (iii) agree not to redeem the debentures prior to July 1, 2005. Registrant received from the solicitation the approval of 94% of the debenture holders responding and 96% in amount of those responding. Inasmuch as the approval received far exceeded the required majority of the debenture holders in number and two thirds in amount of those responding Registrant has filed a prepackaged Chapter 11 Plan of Reorganization with the Bankruptcy Court in Los Angeles, California to confirm the Plan and to approve the change which will then bind all debenture holders. The Bankruptcy proceeding should have no other impact on the Registrant.



                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 5, 2003                  PRIMEDEX HEALTH SYSTEMS, INC.



                                           By: /s/ Howard G. Berger, M.D.
                                               ---------------------------------
                                               Howard G. Berger, M.D., President